Revised August 2008


                                 CODE OF ETHICS
                                       OF
                              CAMBIAR INVESTORS LLC

PREAMBLE
This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below). Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of Cambiar Investors, LLC (the "Firm") in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm:

1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

2. To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

5. To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the compliance officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and to the Board of Directors of any Fund of advised or subadvised by the Firm.

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DEFINITIONS

1. "ACCESS PERSON" means any director, officer, general partner or advisory representative or other employee of the Firm. Except for purposes of Sections B(1)(a), (b); D2,3,4,5,6,7,8 and 9; H and Exhibits A, B and C, "ACCESS PERSON" does not include a Nonresident Director.

2. "NONRESIDENT DIRECTOR" means any director of an investment adviser who (a) is not an officer, employee or shareholder of an investment adviser, (b) does not maintain a business address at the investment adviser and (c) does not, in the ordinary course of business, receive or have access to current information regarding the purchase or sale of securities by the investment adviser, information regarding recommendations concerning the purchase or sale of securities by the investment adviser or information regarding securities being considered for purchase or sale by the investment adviser.

3. "ADVISORY REPRESENTATIVE" means any employee, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a security by the Firm, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Firm who obtains information concerning recommendations made concerning a purchase or sale of a Security. This definition includes but is not limited to the following: partner, officer, director, "Investment Person", "Portfolio Manager" and any other employee of the Adviser designated as an "Advisory Representative" from time to time by the compliance officer.

4. "NON-ADVISORY REPRESENTATIVE" means any individual who has no contact with information regarding the purchases or sales of Securities made by the Firm in his or her regular functions or duties. However, such individuals are subject to the Preamble and Policy Statement on Insider Trading contained in this Code.

5. "AFFILIATED COMPANY" means a company which is an affiliated person, as defined in the 1940 Act.

6. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person;
     (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and
     (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

7. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other

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     relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains substantially equivalent to those of ownership.

8. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

9. "DISCLOSABLE TRANSACTION" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

10. "FIRM" means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

11. "FUND" means any investment vehicle registered under the Investment Company Act of 1940 for which the Firm acts as manager, adviser or sub-adviser.

12. "NON-INTERESTED" Director means a director or trustee who is not an interested person.

13. "INTERESTED PERSON" of another person, when used with respect to a Fund, means (i) any affiliated person of the Fund; (ii) any member of the immediate family or any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, PROVIDED, that no person shall be deemed to be an interested person of an investment -------- company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

14. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

15. "INVESTMENT PERSONNEL" means (a) any Portfolio Manager of the Firm; (b) any employee of the Firm (or of any company in a control relationship to a Fund or the Firm) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Firm, including securities analysts and traders; or (c) any person who controls a Fund of the Firm and who obtains information

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     concerning recommendations made to any Fund or Portfolio regarding the purchase or sale of securities by the Fund or Portfolio.

16. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to
     Section 4(2) or Section 4(6) or Rules 504, 505, or 506 under Securities Act. Limited offerings are commonly referred to as private placements.

17.  "PERSON" means a natural person or a company.

18. "PORTFOLIO" means any account, trust or other investment vehicle (except "Fund") over which the Firm has investment management discretion.

19. "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Firm.

20. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

21. "SECURITY HELD OR TO BE ACQUIRED" means (i) any security which, within the most recent 15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

22. "SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Investment Company Act. Further, for purposes of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A)of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

     "Security" shall NOT include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. ALSO EXCLUDED FROM THE DEFINITION ARE SHARES OF OPEN-END MUTUAL FUNDS THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM. Any question as to whether a particular investment constitutes a "Security" should be referred to the compliance officer of the Firm.


RISKS

In developing these policies and procedures, Cambiar considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

1. Employees engage in various personal trading practices that wrongly make use of Non-Public Information resulting in harm to Clients or unjust enrichment to the Employee (These practices include trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the Employee has control.)

2. Employees are able to cherry pick Clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients' accounts.

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3.   One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

4. Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with Cambiar.

5. The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act (and Rule 17j-1 of the IC Act).

6.   Employees are not aware of what constitutes Material Non-Public
     Information.

7. Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if Cambiar wants to recommend the organization for investment or if the organization is one of Cambiar's service providers.)

8. Employees use Cambiar property, including research, supplies, and equipment, for personal benefit.

Cambiar has established the following guidelines as an attempt to mitigate these risks.


GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that Cambiar expects from its Employees:

1. Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;

2. Place the integrity of the investment profession, the interests of Clients, and the interests of Cambiar above one's own personal interests;

3. Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

4. Avoid any actual or potential material conflict of interest without first consulting with Senior Management;

5. Conduct all personal securities transactions in a manner consistent with this policy;

6. Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

7. Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

8.   Promote the integrity of, and uphold the rules governing, capital markets;

9. Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

10.  Comply with applicable provisions of the Federal Securities Laws.

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A.  POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the compliance officer.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

               (1) trading by an insider, while in possession of material nonpublic information, or

               (2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

               (3)  communicating material nonpublic information to others.


Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Individuals may not be held liable for trading on insider information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

     o    Dividend or earnings announcements
     o    Write-downs or write-offs of assets

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     o    Additions to reserves for bad debts or contingent liabilities
     o    Expansion or curtailment of company or major division operations
     o    Merger, joint venture announcements
     o    New product/service announcements
     o    Discovery or research developments
     o    Criminal, civil and government investigations and indictments
     o    Pending labor disputes
     o    Debt service or liquidity problems
     o    Bankruptcy or insolvency problems
     o    Tender offers, stock repurchase plans, etc.
     o    Recapitalization
     o    Extraordinary management developments

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public. Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

Severe penalties exist for firms and individuals that engage in the act of Inside Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Inside Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                    i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

                    ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO and President as soon as

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possible. From this point, the Employee, CCO and President will conduct research to determine if the information is likely to be considered important to individuals/entities in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Inside Trading, Employees:

          o Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.
          o Shall not engage in securities transactions of any company, except in accordance with Cambiar's Personal Security Transaction Policy and the Federal Securities Laws.
          o Shall submit various reports in accordance with the Personal Security Transaction Policy.
          o Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.
          o Shall immediately report the potential receipt of Material Non-Public Information to the CCO and President.
          o Shall not proceed with any research, trading, etc. until the CCO and President inform the Employee of the appropriate course of action.


The role of the Firm's compliance officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

         To prevent insider trading, the Firm will:

               i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and

               ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

                    1) implement measures to prevent dissemination of such information, and

                    2) if necessary, restrict officers, directors and employees from trading the securities.

                    To detect insider trading, the compliance officer will:

               i. review the trading activity reports filed by each officer, director and employee, and

               ii.  review the trading activity of accounts managed by the Firm.


PROHIBITED TRANSACTIONS

No access person or advisory representative shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the Investment Company Act or Rule 204A-1 of the Investment Advisers Act as set forth above.

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1.  Except as provided in Section C below, no access person shall:

     (a) purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her ACTUAl KNOWLEDGE at the time of such purchase or sale:

          (1) is being considered for purchase or sale by any Portfolio or Fund managed by the Firm, or

          (2) is being purchased or sold by any Portfolio or Fund managed by the Firm; or

     (b) disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm.

     (c)  buy or sell a security within seven (7) calendar days before or seven
          (7) calendar days after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.

          EXCEPTIONS: The compliance officer of the Firm may allow exceptions to this policy on a case-by-case basis if within such seven (7) day period following such purchase or sale by an access person Cambiar purchases for new clients or existing clients having a new infusion of funds, or sales for existing clients that closed their account when the access person had no knowledge at the time of his/her purchase or sale of the subsequent infusion of funds or closing of the account. Under no circumstances will access persons purchase or sell securities on the same day as purchases or sales for new clients or existing clients having additional funds or redemptions if such client transactions were effected prior to the contemplated transaction by the access person. The exceptions referred to in this paragraph will only apply to transactions in securities with a market capitalization in excess of $1 billion at the time of the transactions. Evidence of the $1billion market capitalization will be filed with the access person's pre-clearance form.

     (d) acquire securities in an initial public offering ("IPO"), in order to preclude any possibility of such person profiting from their positions with any Portfolio or Fund managed by the Firm.

     (e) purchase any securities in a limited offering commonly referred to as private placement, without prior review and approval of the compliance officer of the Firm. Before granting such approval the compliance officer should carefully evaluate such investment to determine that the investment could create no material conflict between the access person and any Portfolio and/or Fund. The compliance officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, if the compliance officer can determine that (i) the investment did not result from directing Portfolio or Fund business to the underwriter or issuer of the security, (ii) the access person is not misappropriating an opportunity that should have been offered to any Portfolio or Fund , and (iii) the access person's investment decision for any Portfolio or Fund will not be unduly influenced by his or her personal holdings and investment decisions may be based solely on the best interest of client Portfolios or Fund shareholders, the compliance officer may consider pre-approving the transaction. Any person authorized to purchase securities in a private placement shall disclose their investment when they are involved in any subsequent consideration of an investment in the issuer on behalf of any Portfolio or Fund managed by the Firm. In such circumstances, the

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          Firm's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer. The compliance officer must maintain a record of any decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of a private placement for at least five years after the end of the fiscal year in which the approval was granted.

          With regard to an Employee investment in Cuadrar or any other private fund managed by Cambiar (collectively "Proprietary Private Funds" or "PPF"), the Employee shall not be required to obtain pre-approval from the compliance officer for an "initial" investment or subscription to the PPF. Rather, the execution of the PPF's subscription document shall serve as evidence of Cambiar's pre-clearance of the Employee's investment in the PPF. All subsequent investments in the PPF that do not require the execution of additional subscription agreements, do however require pre-approval of the compliance officer.


     (f) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) of the Firm.

          EXCEPTION: The compliance officer of the Firm may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Funds or Portfolios. The respective compliance officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The compliance officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being CONSIDERED for purchase or sale by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the compliance officer a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT
          D), certifying that the proposed transaction is in compliance with this Code of Ethics. The compliance officer shall retain a record of exceptions granted and the reasons supporting the decision.


EXEMPTED TRANSACTIONS

          Transactions described in Section B(1) above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Rule 204A-1 of the Investment Advisers Act may be permitted within the discretion of the compliance officer of the Firm on a case-by-case basis. Such exempted transactions may include:

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

          1. purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by the Fund or a Portfolio.

          2. Securities which the access person, Fund and/or Portfolio has no influence or control, including:

               (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

               (b) purchases or sales which are non-volitional on the part of either the access person or the Fund and/or Portfolio;

               c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase); and

               (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

          3. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments AND UNAFFILIATED REGISTERED OPEN-END INVESTMENT COMPANIES THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM.

               PLEASE NOTE, SUCH EXCEPTIONS DO NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS THAT ARE ADVISED BY CAMBIAR OR ARE OTHERWISE AFFILIATED WITH CAMBIAR. IN ADDITION, THE EXEMPTION DOES NOT APPLY TO TRANSACTIONS AND HOLDINGS IN EXCHANGE TRADED FUNDS ("ETFs"). EMPLOYEES MUST PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTIONS IN REPORTABLE FUNDS AND ETFs.


COMPLIANCE PROCEDURES

With respect to the pre-clearance and reporting requirements contained herein, access persons shall pre-clear through and report to the compliance officer of the Firm.

1.  PRE-CLEARANCE PROCEDURES

          All access persons must receive prior written approval from the Firm's compliance officer, or other officer designated by the Board of Directors, before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Quarterly Pre-Clearance Form (EXHIBIT C) to the Firm's trader for initial pre-clearance approval, and then to the compliance officer. A compliance officer of the Firm will pre-clear the Firm's trader's transactions and a principal will pre-clear the Chief Compliance Officer's transactions, as appropriate. Prior to pre-clearance approval, the Head Trader, or a principal of the Firm in the case of a request by the Firm's compliance officer, will review the list of securities that the Firm is analyzing or considering for client transactions and any list of securities held by any entities for whom Cambiar provides services other than advisory services and will prohibit access persons from personal trading in those securities in accordance with Section B of this Code.

          Pre-clearance approval will expire at the close of business on the trading date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business that same day. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the appropriate compliance officer prior to executing the pre-cleared transaction.

          Access persons are excluded from pre-clearing securities purchased, sold or acquired in the following transactions:

          (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

          (b) purchases or sales which are non-volitional on the part of either the access person or a Fund or Portfolio.

          (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending pre-clearance of the original purchase).

          (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (e) holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments AND REGISTERED OPEN-END INVESTMENT COMPANIES THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM.


2. INITIAL DISCLOSURE OF HOLDINGS IN WHICH ACCESS PERSONS HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST

          All access persons shall disclose to the compliance officer:

          a) all securities holdings (including securities acquired before the person became an access person) in which the access person has a direct or indirect beneficial interest within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

          (b) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person must also be reported.

Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments AND REGISTERED OPEN-END INVESTMENT COMPANIES THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM are not disclosable transactions.

The compliance officer of the Firm may, at its discretion, request access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

In addition to reporting securities holdings, every access person shall certify in their initial report that:

          (a) they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

          b) they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

This initial report shall be made on the form attached as Initial Report of Access Person (EXHIBIT A) and shall be delivered to the compliance officer of the Firm.

--------------------------------------------------------------------------------
                EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT
             TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE EMPLOYEE'S
              IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER
               MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE
              EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.
--------------------------------------------------------------------------------


3.  QUARTERLY REPORTING REQUIREMENTS

All access persons shall disclose to the Firm's compliance officer all transactions in securities in which the access persons have direct or indirect beneficial interests conducted during the period as of the calendar quarter ended within ten (10) days after quarter end. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments AND REGISTERED OPEN-END INVESTMENT COMPANIES THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM are not disclosable transactions.

In addition to reporting securities holdings, every access person shall disclose quarterly the:

          (a) date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

          (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c) the name of the broker, dealer or bank with or through whom the transaction was effected; and

          (d)  the date the report is submitted to the compliance officer.

In addition, with respect to any account established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person must provide:

          (a) the name of the broker, dealer or bank with whom the access person established the account;

          (b)  the date the account was established; and

          (c)  the date the report is submitted by the access person.

This quarterly report shall be made on the form attached as Personal Securities Transactions Quarterly Pre-clearance Form (EXHIBIT C) and shall be delivered to the compliance officer of the Firm. In lieu of manually filling out all of the information required by the form, access persons may attach confirms and/or account statements to a signed form.

4.  ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

All access persons shall disclose to the compliance officer of the Firm all personal securities holdings as of the calendar year ended within thirty (45) days after year end. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments AND REGISTERED OPEN-END INVESTMENT COMPANIES THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM are not disclosable holdings.

In addition to reporting securities holdings, every access person shall certify annually that:

          (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

          (b) they have complied with the requirements of the Code of Ethics; and that they have reported all transactions in securities in which the access persons have direct or indirect beneficial interests required to be reported pursuant to the requirements of the Code of Ethics;

          (c) they have not disclosed pending "buy" or "sell" orders for a Portfolio or Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

          (d) they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

This annual report shall be made on the form attached as Annual Report of Access Person (EXHIBIT B) and shall be delivered to the compliance officer of the Firm.

5.  REPORTS TO COMPLIANCE OFFICER

The compliance officer of the Firm shall provide, after each quarter end, certification to the compliance officer of a Fund that, as of the prior quarter end:

          (a) the compliance officer of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

          (b) there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's compliance officer; and

          (c) the Firm has appointed appropriate management or compliance personnel, such as the compliance officer, to review transactions and reports filed by access persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent Access Persons from violating the Firm's Code of Ethics.

As requested, the compliance officer of the Firm shall also provide to the compliance officer of each Fund a list of access persons who are subject to the Fund's Code of Ethics and the name of the compliance officer of the Firm responsible for pre-clearing and reviewing personal securities transactions.

The compliance officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, pre-clearance reports and approval for short term transactions, IPO and private placement securities, as is requested by the Fund's compliance officer.

6.  GENERAL REPORTING REQUIREMENTS

The compliance officer of the Firm shall notify each access person that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an access person, or upon request.

Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

TRADING AND REVIEW

Cambiar's Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees' personal trading activities. Accordingly, Cambiar will closely monitor Employees' investment patterns to detect the following abuses:

     o    Frequent and/or short-term (60 days) trades;
     o Trading in Securities held by the Mutual Funds --7 days before purchase and 2 days after purchase;
     o    Trading opposite of Client trades; and
     o Front-Running Client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market-timing activities.

A principal of the firm will monitor the CCO's personal securities transactions for compliance with the Personal Security Transaction Policy.

If Cambiar discovers that an Employee is personally trading contrary to the policies set forth above, the Employee may be requested to meet with the CCO and President to review the facts surrounding the transactions.


EXCESSIVE TRADING

The Firm understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's compliance officer, compliance officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the compliance officer of the Firm.

CONFLICT OF INTEREST

Every access person shall notify the compliance officer of the Firm of any personal conflict of interest relationship which may involve a Fund or Portfolio or any entities for whom Cambiar provides services other than advisory services, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. The Firm's compliance officer shall notify the compliance officer of a Fund or entity of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.

REPORTING VIOLATIONS

Every access person shall report violations or suspected violations of this Code of Ethics promptly to the compliance officer of the Firm, or in the event that the compliance officer is involved in the violation or unavailable, to the president of the Firm. Reports of violations may be submitted anonymously and will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Any retaliation against an individual who reports a violation or suspected violation of this Code of Ethics is prohibited and such retaliation constitutes a further violation of this Code of Ethics.


REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

The compliance officer of the Firm shall promptly report to the compliance officer of the Fund, the Board of Directors of the Firm and the Firm's investment committee all apparent violations of this Code of Ethics and the reporting requirements thereunder.

When the compliance office of the Firm finds that a transaction otherwise reportable to the Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors. Such findings shall, however, be reported to the compliance officer of any respective Funds.

The Board of Directors of the Firm or any Fund, or a Committee of Directors created by such Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.


ANNUAL REPORTING TO THE BOARD OF DIRECTORS

The compliance officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of Directors of the Firm and the Funds. Such annual report shall:

          (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

          (b) identify any violations requiring significant remedial action during the past year; and

          (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

          (d) state that the Firm had adopted procedures reasonably necessary to prevent access persons from violating the Code.

SANCTIONS

Upon discovering a violation of this Code, the Board of Directors of the Firm or a Fund may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

B.  GIFTS AND ENTERTAINMENT

EMPLOYEES' RECEIPT OF BUSINESS MEALS, SPORTING EVENTS AND OTHER ENTERTAINMENT - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable not lavish or extravagant in nature. Regardless of whether or not the Employee is accompanied to the event by the giver, In the event that the estimated cost of the meal, event, etc. is greater than $250, the Employee must report his/her attendance at the meal, event, etc. to the CCO. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the mark-up for the reporting requirements.

EMPLOYEES' RECEIPT OF GIFTS - Employees must report their intent to accept a gift over $250 (either one single gift, or in aggregate on an annual basis) to the CCO by completing Attachment E. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to Cambiar's office by service providers.

CAMBIAR'S GIFT GIVING POLICY - Cambiar and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval from the CCO to give gifts in excess of $250 US Dollar equivalent to any client, prospective client or any individual or entity that Cambiar is seeking to do business with.

GIFTS GIVEN TO TAFT-HARTLEY FUNDS - Employees are reminded that notwithstanding this policy, since Cambiar has Taft-Hartley eligible investors, any gratuity provided by Cambiar to US labor unions or union representatives that have an "interest" in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $250 per fiscal year are required to be reported on Attachment E and Department Labor Form LM-10 within 90 days following the end of Cambiar's fiscal year. Accordingly, the Compliance Department will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The CCO shall track all reportable entertainment and gifts via Attachment F.

FORESIDE FUND SERVICES REPRESENTATIVES-- GIFT POLICY
Representative registered with Foreside Fund Services shall follow the guidelines pertinent to Rule 3060 that no registered person shall, directly or indirectly, give or permit to be given anything of value in excess of $100 per person per year where such gift or gratuity is in relation to the business of the rep and their firm.

C.  PAID RESEARCH PROVIDERS

Cambiar compensates third-parties and/or individuals for research specific to certain industries, issuers and world markets. Portfolio Managers and Analysts must pay particular attention to the type of information conveyed by such sources. In the event that Portfolio Managers and Analysts suspect their receipt of Non-Public Information, they must not act on the information and immediately inform the CCO of the information to determine the appropriate course of action.

D. PENALTIES FOR TRADING ON MATERIAL NON-PUBLIC INFORMATION

Severe penalties exist for firms and individuals that engage in the act of Inside Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Inside Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

E. OUTSIDE BUSINESS ACTIVITIES

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment G. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, Cambiar may determine that it is in its Clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of Cambiar can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to Material Non-Public Information.

As an outside board member or officer, an Employee may come into possession of Material Non-Public Information about the outside organization. It is critical that a proper information barrier be in place between Cambiar and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, Cambiar may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

F. DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with Cambiar and in which he or she knows Cambiar might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to Cambiar, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any Cambiar business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by Cambiar may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

Employees may use Attachment H to inform the CCO of any of the issues noted in this discussion.

G. LOANS

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with Cambiar, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use Cambiar's name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

H. DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

Cambiar forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against Cambiar. Employees are expected, if requested, to provide Cambiar with reasonable assistance, including, but not limited to, meeting or consulting with Cambiar and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

I. POLITICAL CONTRIBUTIONS, CHARITABLE DONATIONS AND PUBLIC OFFICE

The following outlines Cambiar's policies with respect to political contributions, charitable donations and public office:

     o Contributions by Cambiar and Employees to politically connected individuals/entities with the intention of influencing
          Clients/Investors to the Company through political channels are strictly prohibited;
     o Soft dollar contributions by Cambiar and Employees to political candidates are strictly prohibited;
     o Donations by Cambiar and Employees to charities with the intention of influencing the charities to become Clients/Investors with the Company are strictly prohibited; and

     o Employees are prohibited from holding a public office if it in any way presents a material conflict of interest with Cambiar's business activities.

J. IMPROPER USE OF CAMBIAR PROPERTY

No Employee may utilize property of Cambiar or utilize the services of Cambiar or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, "property" means both tangible and intangible property, including Cambiar and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

K. PROTECTION OF CAMBIAR'S NAME

Employees should at all times be aware that Cambiar's name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of Cambiar's name in any manner that could be misinterpreted to indicate a relationship between Cambiar and any other entity or activity.

L.  EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

M.  TRAVEL EXPENSES

Employees may charge to Cambiar normal and reasonable travel and travel-related expenses incurred for a Cambiar business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While Cambiar has not prescribed limits on such expenses, Cambiar may reiterate its policy with Employees as necessary.

Cambiar will pay for all travel and travel-related expenses to support an Employee's attendance at conferences, company visits, etc. In the event that any such expenses are included as part of the event (i.e. a broker charters a jet for numerous investment firms, including Cambiar, to visit a company, etc.), Cambiar shall determine the approximate value of the expense and forward the third-party a reimbursement check. Cambiar has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

N.   RETENTION OF RECORDS

Cambiar shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or Cambiar's Senior Management.

     o A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
     o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     o A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of Cambiar.
     o copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
     o The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.
     o [17j-1] A copy of each finding presented to the Mutual Fund Board shall be preserved by Cambiar for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

DISCLOSURE

Cambiar shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All Client requests for Cambiar's Code of Ethics shall be directed to the CCO.

[17j-1] If the CCO determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation, and any enforcement action taken, to Senior Management. If Senior Management determines that the material violation may involve a fraudulent, deceptive or manipulative act, Cambiar will report its findings to the Mutual Fund's Board of Directors or Trustees pursuant to Rule 17j-1.

RESPONSIBILITY

The Compliance Department will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment and at least annually thereafter.

[17j-1] In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the Mutual Fund's CCO of such material change and ensure that such material change is approved by the Mutual Fund's Board no later than six months after adoption of the material change.

                                                                       EXHIBIT A
                                                                          1 OF 2

                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
                         INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Cambiar Investors, LLC (the "Firm"); (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" of the firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS) THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM. PLEASE CHECK THIS BOX OF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

---------------------- ----------- ------------- --------------------- -------------------- ------------------------------

SECURITY               NO. OF      PRICE  PER    PRINCIPAL AMOUNT      TYPE OF PURCHASE     BROKER, DEALER OR BANK
(include interest      SHARES      SHARE                               (Direct or           THROUGH WHOM EFFECTED
rate and maturity                                                      Indirect)
date, if applicable)
---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------


---------------------- ----------- ------------- --------------------- -------------------- ------------------------------

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Signature: ________________________      Signature: ____________________________
               Access Person                             Compliance Officer

  Name: ___________________________          Name:  ____________________________

  Date:  ___________________________         Date:  ____________________________
           (First date of access
             person status)

                                                                       EXHIBIT A
                                                                    PAGE  2 OF 2



                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
                         INITIAL REPORT OF ACCESS PERSON



4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

------------------------------- ---------------------------- ---------------------------- ----------------------------

    BROKER DEALER OR BANK           BENEFICIAL OWNER OF            ACCOUNT NUMBER                 DATE ACCOUNT
    THROUGH WHOM EFFECTED                ACCOUNT                                                     OPENED
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------

Signature: ________________________      Signature: ____________________________
               Access Person                             Compliance Officer

  Name: ___________________________          Name:  ____________________________


  Date:  ___________________________         Date:  ____________________________
           (First date of access
             person status)

                                                                       EXHIBIT B
                                                                     PAGE 1 OF 2


                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS

All changes and/or additions are in blue.

1. I hereby acknowledge that I have read and understand the Code of Ethics for Cambiar Investors, LLC (the "Code") and recognize that I am subject thereto in the capacity of an access person of the Firm.

2. I hereby certify that, during the year ended DECEMBER 31, 2006 I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. As of DECEMBER 31, 2006 I had a direct or indirect beneficial ownership in the securities listed below. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATION OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

YEAR-END STATEMENTS SHOWING HOLDINGS FOR ALL OF MY ACCOUNTS ARE ATTACHED.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Signature: ________________________      Signature: ____________________________
               Access Person                             Compliance Officer

  Name: ___________________________          Name:  ____________________________


  Date:  __________________________          Date:  ____________________________
           (No later than 30 days
              after year-end)

                                                                       EXHIBIT B
                                                                   PAGE   2 OF 2


                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS



6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

------------------------------- ---------------------------- ---------------------------- ----------------------------

    BROKER, DEALER OR BANK          BENEFICIAL OWNER OF            ACCOUNT NUMBER                DATE ACCOUNT
    THROUGH WHOM EFFECTED                ACCOUNT                                                     OPENED
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


------------------------------- ---------------------------- ---------------------------- ----------------------------


Signature: ________________________      Signature: ____________________________
               Access Person                             Compliance Officer

  Name: ___________________________          Name:  ____________________________


  Date:  __________________________          Date:  ____________________________
          (No later than 45 days
             after year-end)

                                                                       EXHIBIT D


                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS

     SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF INVESTMENT PERSONNEL FOR THE SIXTY-DAY PERIOD FROM __________TO -----------.

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS) THAT ARE NOT ADVISED OR SUB-ADVISED BY THE FIRM.

----------------- --------------- ------------ ------------- --------------- ------------------ ----------------------
    SECURITY      PROPOSED DATE     NO. OF      PRICE PER      PRINCIPAL         NATURE OF        BROKER/DEALER OR
                     OF TRADE       SHARES        SHARE          AMOUNT         TRANSACTION       BANK THROUGH WHOM
                                                   (or                       (Purchase, Sale,         EFFECTED
                                                 proposed                         Other)
                                                  price)
----------------- --------------- ------------ ------------- --------------- ------------------ ----------------------


----------------- --------------- ------------ ------------- --------------- ------------------ ----------------------


----------------- --------------- ------------ ------------- --------------- ------------------ ----------------------


----------------- --------------- ------------ ------------- --------------- ------------------ ----------------------

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the Portfolio or Fund that serves as the basis for my "investment personnel" status with the Firm, and transactions in the securities set forth in the table above, I hereby certify that:

     (a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and / or Fund;

     (b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and / or Fund, or
          (ii) being purchased or sold by the Portfolio and / or Fund; and

     (c) such transactions are in compliance with the Code of Ethics of the Firm.

Date:   _________________________       Signature: _____________________________
                                                        Investment Personnel

                                          Name:     ____________________________

In accordance with the provisions of Section B(2)(c) of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this report
is:       AUTHORIZED [ ]    UNAUTHORIZED [ ]

Date:   _________________________       Signature: _____________________________
                                                        Compliance Officer

                                          Name:     ____________________________

ATTACHMENT E

                          GIFT AND ENTERTAINMENT REPORT


Employee(s) Receiving      Giving    the Gift/Entertainment:

================================================================================

Describe the Gift/Entertainment:

--------------------------------------------------------------------------------

Approximate Total Dollar Amount of Gift/Entertainment:        $

Outside Party that Receives/Gives the Gift/Entertainment:

--------------------------------------------------------------------------------

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _______              No ________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months? If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

--------------------------------------------------------------------------------

Relationship of Receiver/Giver to Cambiar and/or Employee(s):

--------------------------------------------------------------------------------

Reason (if known) the Gift/Entertainment will be given by/given to Cambiar and/or Employee(s):

--------------------------------------------------------------------------------

Signature: ___________________________________________Date: ____________________


--------------------------------------------------------------------------------
  COMPLIANCE USE ONLY

  Comments _____________________________________________________________________

________________________________________________________________________________


--------------------------------------------------------------------------------

ATTACHMENT F

                                              EMPLOYEE GIFT/ENTERTAINMENT LOG

----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------

                                                                                                           Reason Gift/
                                                    Approximate                     Relationship of    Entertainment
            Employee                                Dollar Amount  Receiver/        Receiver/Giver to  was given by/    Compliance
            Giving/Receiving    Description of      of Gift/       Giver of Gift/   Cambiar and/or     given to Cambiar Approval
Date        Gift/Entertainment  Gift/Entertainment  Entertainment  Entertainment    Employee           and/or Employee  (Yes/No)
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------
                                                                                                                          YES    NO
----------- ------------------- ------------------- -------------- ---------------- ------------------ ---------------- ------------

ATTACHMENT G

                  REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

The undersigned hereby requests approval for participation in the following outside activity:


--------------------------------------------------------------------------------

Name and address of company or organization:  __________________________________

Nature of organization's primary business or purpose:  _________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:  ____________________

Complete description of anticipated role with organization:  ___________________

-------------------------------------------------------------------------------

Describe any compensation you will receive:  ___________________________________

If this request for approval is granted:

>> I agree to notify the Chief Compliance Officer of any change in the above information.

>> I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

>> I am aware of no other Employees who are officers or directors of the organization noted above.

>> I agree to adhere to the Insider Trading policies of Cambiar, and not to communicate any Material Non-Public Information in my possession regarding the organization to other Employees.

>> I will avoid participation in discussions regarding service, investment management, or other arrangements with Cambiar or its affiliates, and will recuse myself from voting on any such matters.

--------------------------------------------------------------------------------

ATTACHMENT H

                MISCELLANEOUS REPORTING UNDER THE CODE OF ETHICS

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


PRINT NAME:       __________________________________________________________


SIGNATURE:        __________________________________________________________


DATE:             __________________________________________________________



Reviewed by:  __________________________________________________________________

Date of Review: ________________________________________________________________


Follow-up Required:       ________No              ________Yes

                      CAMBIAR INVESTORS, LLC CODE OF ETHICS
          Personal Securities Transactions Quarterly Pre-clearance Form
                       (see Section D(1), Code of Ethics)

Name:
     ________________________

                                                                       EXHIBIT C

Quarter: _________________________________


During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics, (if none were transacted, write "none").

I hereby request pre-clearance of the securities listed below. YOU DO NOT NEED TO PRECLEAR TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS) THAT ARE NOT ADVISED OR SUBADVISED BY THE FIRM, OR TRANSACTIONS LISTED IN SECTION D OF THE CODE OF ETHICS.

=========== ============= ============== ========== =========== =========== =========== ============ ============== ======= ========
                              SECURITY*
                              (include
     DATE      NATURE OF      interest                                                                    APPROVAL     CONFIRMATION
              TRANSACTION     rate and                PRICE PER                            APPROVAL    BY COMPLIANCE
              (Purchase,      maturity                SHARE (or                           BY TRADER       OFFICER
                 Sale,        date if      NO. OF     proposed   PRINCIPAL                  (Date          (Date
                Other)      applicable)    SHARES      price)     AMOUNT      BROKER    and initial)  and initial)  2 Days  Received
----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

----------- ------------- -------------- ---------- ----------- ----------- ----------- ------------ -------------- ------- --------

=========== ============= ============== ========== =========== =========== =========== ============ ============== ======= ========

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

o If a proposed transaction described above is within sixty (60) days of a prior transaction in the same or equivalent security, please submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for pre-approval. Also inform the compliance officer if a proposed transaction is an Initial Public Offering (IPO) or Private Placement so that appropriate memoranda may be prepared.

Signature: __________________________      Signature: __________________________
                 Access Person                            Compliance Officer

Name: _______________________________      Name: _______________________________

Date: _______________________________      Date: _______________________________
        (no later than 10 days
        after calendar quarter)